EXHIBIT 21(a)


              SUBSIDIARIES OF REX STORES CORPORATION

                                                       State of
     Name                                           Incorporation

  Rex Radio and Television, Inc.                       Ohio

  Stereo Town, Inc.                                    Georgia

  Kelly & Cohen Appliances, Inc.                       Ohio

  Rex Kansas, Inc.(1)                                  Kansas

  AVA Acquisition Corp.(2)                             Delaware

  A.V. Compadres, Inc.(2)                              Ohio


  ____________________

  (1)    Wholly-owned subsidiary of Rex Radio and Television, Inc.

  (2)    Non-operating subsidiary






                                      45